UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant  ☐

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☐           Preliminary Proxy Statement
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☒           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to §240.14a-12

FIRST NATIONAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2010

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2010 Annual Meeting of Shareholders.  The meeting will be held on Tuesday, May 11, 2010 at 11 a.m., at Millwood Station, 252 Costello Drive, Winchester, Virginia.  The accompanying notice and proxy statement describe the matters to be presented at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded.  Please complete, sign, date and return promptly the proxy card that is enclosed in the envelope provided in this mailing. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,

Harry S. Smith
President and Chief Executive Officer

FIRST NATIONAL CORPORATION
112 West King Street
Strasburg, Virginia 22657
April 6, 2010

NOTICE OF 2010 ANNUAL MEETING AND PROXY STATEMENT

The 2010 Annual Meeting of Shareholders of First National Corporation will be held at the Millwood Station, 252 Costello Drive, Winchester, Virginia, on Tuesday, May 11, 2010, beginning at 11:00 a.m.  The items of business are:

1.	To elect 11 directors, each for a term of one year;

2.	To consider and approve a non-binding advisory resolution approving the compensation of our executive officers;

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2010; and

4.
To transact such other business as may properly come before the Annual Meeting.  Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (OTCBB: FXNC) at the close of business on March 19, 2010, are entitled to vote at the meeting and any postponements or adjournments of the meeting.  A list of these shareholders is available at the offices of First National Corporation in Strasburg, Virginia.

Byron A. Brill
Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2010:

The proxy statement and annual report are available at www.cfpproxy.com/4148.

Your Vote is Important
Please vote as promptly as possible by signing,
dating and returning the enclosed Proxy Card.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 11, 2010 at 11:00 a.m. at the Millwood Station, 252 Costello Drive, Winchester, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia.  The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 6, 2010.  The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 19, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting.  On the Record Date, there were 2,936,931 shares of Common Stock issued and outstanding and 676 shareholders of record and approximately 578 additional beneficial owners of shares of Common Stock.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting.  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using a traditional proxy card.  If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon.  If no contrary instructions are given, each proxy received will be voted “for” the proposal described herein.  Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval.  Abstentions will be counted for purposes of determining the existence of a quorum.  Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner.  Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner.  “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting.  Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.”  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.  A broker is prohibited from voting on the election of directors without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposal One.  We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposals Two and Three; therefore, no broker nonvotes are expected to exist in connection with these proposals.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees described in this Proxy Statement.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Delivery of Proxy Materials for the Annual Meeting

The Company has taken advantage of the householding rules of the Securities and Exchange Commission (the “SEC”) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below and the Company will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Executive Officers Who Are Not Directors
Executive Officer	Age	Position
M. Shane Bell	37

Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005.  He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President – Risk Management of the Bank in 2003 and Vice President – Risk Management of the Bank from 2002 to 2003.  Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	58
Mr. Beverley has served as Executive Vice President – Senior Trust Officer of the Bank since December 2004.  Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President - Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President - Senior Trust Officer of F&M Trust Company from 1998 to 2002.  Mr. Beverley has over 33 years of experience providing trust and investment services.

Dennis A. Dysart	38
Mr. Dysart has served as Executive Vice President and Chief Administrative Officer of the Bank since March 2005.  Prior to that, Mr. Dysart had previously served as Executive Vice President – Administration of the Bank from 2003 to 2005 and Senior Vice President – Administration of the Bank from 1999 to 2003.  Mr. Dysart has been employed by the Bank since 1993.

J. Andrew Hershey	56
Mr. Hershey has served as Executive Vice President – Loan Administration of the Bank since March 2005.  Prior to that, Mr. Hershey served as Senior Vice President – Loan Administration of the Bank from 2000 to 2005 and Vice President and Business Development Officer of the Bank from 1998 to 2000. Mr. Hershey has been in the banking industry for over 30 years.

Christopher T. Martin	41
Mr. Martin has served as Executive Vice President – Operations of the Bank since March 2005.  He had previously served as Senior Vice President – Operations of the Bank from 2003 to 2005 and Vice President - Information Technology of the Bank from 2002 to 2003.  Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1986 through 2002.

PROPOSAL ONE:

 ELECTION OF DIRECTORS

There are currently 11 directors serving on the Board, all of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon.  If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.  At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected.  In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and principal occupation.  The date shown as the year in which the director was first elected to the Board represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”).

Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees
Nominee	Age	Year Named Director	Principal Occupation
Douglas C. Arthur	67	1972	Chairman of the Board of the Company and the Bank; Senior and business partner of Arthur and Allamong
Dr. Byron A. Brill	62	1980	Vice Chairman and Secretary of the Board of the Company and the Bank; Periodontist
Elizabeth H. Cottrell	59	1992	Owner of RiverwoodWriter, LLC
Dr. James A. Davis	64	1998	Senior Consultant of Academic Search, Inc.; Retired President of Shenandoah University
Christopher E. French	52	1996	President of Shenandoah Telecommunications Company
John K. Marlow	70	2001	Owner and President of Marlow Motor Co., Inc., Tri-State Nissan and Marlow Ford
W. Allen Nicholls	63	1987	President of Nicholls Construction, Inc.
Henry L. Shirkey	67	1994	Customer service representative with Holtzman Oil Corporation
Gerald F. Smith, Jr.	48	2007	President of Valley Proteins, Inc.
Harry S. Smith	56	2000	President and Chief Executive Officer of the Company and the Bank
James R. Wilkins, III	41	2001	President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 19, 2010, regarding the number of shares of Common Stock beneficially owned by all directors (who are also all of the director nominees), by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)

Douglas C. Arthur	19,909	(2)	*
M. Shane Bell	100		*
Byron A. Brill	61,721	(2)	2.10%
Elizabeth H. Cottrell	48,365	(3)	1.65%
James A. Davis	5,740	(2)	*
Dennis A. Dysart	2,210		*
Christopher E. French	26,677	(2)(4)	*
John K. Marlow	64,602	(2)(3)	2.20%
W. Allen Nicholls	25,920		*
Henry L. Shirkey	1,608		*
Gerald F. Smith, Jr.	52,148	(2)	1.78%
Harry S. Smith	48,264	(3)	1.64%
James R. Wilkins, III	209,893	(2)	7.15%
All executive officers and directors as a group (16 persons)	484,728	(2)(3)	16.50%

* Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.  There were no shares for which any director had the right to acquire beneficial ownership within 60 days.

(2)
Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Brill, 12,609; Dr. Davis, 1,805; Mr. French, 20,305; Mr. Marlow, 13,260; Mr. Smith, 2,800; and Mr. Wilkins, 98,931.

(3)
Amounts presented include 45,557 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”).  Mrs. Cottrell and Messrs. Marlow and Smith serve as trustees of the ESOP and have certain voting and dispositive powers with respect to such shares.

(4)	Mr. French has disclaimed Beneficial Ownership of 3,680 shares owned directly by his spouse.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 19, 2010, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	209,893 (1)	7.15%

(1)	Amounts presented include 98,931 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock.  Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2009, all filing requirements applicable to its officers and directors were satisfied, except for the following transactions that were inadvertently filed late.  Gerald F. Smith, Jr., a director, directly purchased shares of Common Stock in April, June, and November 2009.  These transactions were filed late on Form 4 and Form 5 in August 2009 and February 2010, respectively.  Dr. Byron A. Brill, a director, indirectly purchased shares of Common Stock in April 2009.  This transaction was filed late on Form 4 in July 2009.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit and Compliance Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer.  The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest.  It is available on the Company’s website at www.therespowerinone.com.

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders.  There were twelve meetings of the Board in 2009.  Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2009.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”):

Douglas C. Arthur	Christopher E. French	Gerald F. Smith, Jr.
Byron A. Brill	John K. Marlow	James R. Wilkins, III
Elizabeth H. Cottrell	W. Allen Nicholls
James A. Davis	Henry L. Shirkey

The Board considered all relationships that directors had with the Company in determining independence.  Douglas C. Arthur received fees from the Company for performing real estate settlement services for Bank loan customers through the law firm of Arthur and Allamong, of which he is a partner.  The Board determined that these transactions did not impair his independence under NASDAQ listing standards.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” on page 17 of this Proxy Statement.

Committees

The Company has three standing committees:  Audit and Compliance, Compensation and Nominating and Governance.  Information regarding these committees is provided below.

The members of the Audit and Compliance Committee are:

Christopher E. French (Chair)
Elizabeth H. Cottrell
James A. Davis
John K. Marlow
Gerald F. Smith, Jr.

The Audit and Compliance Committee assists the Board in fulfilling the Board’s risk oversight responsibilities.  These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function.  The Audit and Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company.  The Board has adopted a written charter for the Audit and Compliance Committee.  The Audit and Compliance Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Investor Relations,” “Committee Charters.”

The Board has determined in its business judgment that all members of the Audit and Compliance Committee satisfy the independence and financial literacy requirements for audit committee members under NASDAQ listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s Audit Committee Financial Expert.

The Audit and Compliance Committee met four times during the year ended December 31, 2009.  For additional information regarding the Audit and Compliance Committee, see “Audit and Compliance Committee Report” on page 19 of this Proxy Statement.

The members of the Compensation Committee are:

Elizabeth H. Cottrell (Chair)                                                                      John K. Marlow
Byron A. Brill
James A. Davis

The Compensation Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board.  The Committee also reviews and recommends employment agreements and other compensation related matters, including fees paid to directors of the Company.  The Committee is responsible for assisting the Board in attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and for delivering levels of compensation that are commensurate with performance.  The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company.  The Board has adopted a written charter for the Compensation Committee.  The Compensation Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Investor Relations,” “Committee Charters.”

Because the Company currently is a CPP participant, EESA, as amended by ARRA, requires the Committee to oversee a process that ensures that incentive plans do not encourage “unnecessary and excessive risk-taking.” This process includes designating a Senior Risk Officer (SRO) to review the company’s compensation plans, and a meeting with the SRO at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of risk posed to the Company for such plans.

Management provides compensation recommendations for the Committee’s consideration and manages the Company’s executive compensation programs, policies and governance. Direct responsibilities of management include, but are not limited to:

▪	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;
▪	recommending changes, if necessary to ensure achievement of all program objectives; and
▪	recommending pay levels and bonus payouts for executive officers other than the chief executive officer.

In September 2004, the Committee utilized a compensation consultant to assist in the development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The role of the consultant was to provide independent, third-party advice and expertise in executive compensation issues.  Compensation policies have not been changed since the development and evaluation of compensation policies and awards in 2004.

The Board has determined in its business judgment that all members of the Compensation Committee are independent as that term is defined in the listing standards of the NASDAQ.  The Compensation Committee met three times during the year ended December 31, 2009.

The members of the Nominating and Governance Committee are:

John K. Marlow (Chair)
Elizabeth H. Cottrell
James A. Davis
Henry L. Shirkey
James R. Wilkins, III

The Nominating and Governance Committee serves as a focal point for identifying, evaluating and recommending candidates and nominees for Board membership.  The Committee is also responsible for evaluating the adequacy of the current Board membership and recommending changes.  The Nominating and Governance Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Nominating and Governance Committee.  The Nominating and Governance Committee Charter is available on the Company’s website at www.therespowerinone.com, under “Investor Relations,” “Committee Charters.”

The Board has determined in its business judgment that all members of the Nominating and Governance Committee are independent as that term is defined in the listing standards of NASDAQ.  The Nominating and Governance Committee met three times during the year ended December 31, 2009.

Director Selection Process

The Nominating and Governance Committee operates under a written Charter.  The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees.  Procedures include, but are not limited to the following processes and evaluation criteria:

The Process
▪	Evaluating the need for additional Board positions;
▪	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;
▪	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;
▪	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;
▪	Interviewing the nominee, if the Committee decides to proceed with further consideration;
▪	Recommending an action to the full Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report; and
▪	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria
▪	The ability to represent the interests of the shareholders of the Company;
▪	Standards of integrity, commitment and independence of thought and judgment;
▪	The ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
▪	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence and community representation;
▪	The extent of contribution to the range of talent, skill and expertise appropriate for the Board;
▪	The willingness to meet at least the minimum equity interest holding required by law; and
▪	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit formally (as described below) or informally (by contacting a director), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating and Governance Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee.  If the notice is not timely and in proper form, the nominee will not be considered by the Company.  To be timely for the 2010 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” on page 21 of this Proxy Statement.  To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas. Set forth below is additional information regarding the specific experience and skills of each director that are relevant to their service as a director.

Douglas C. Arthur. Mr. Arthur is Chairman of the Board of the Company and the Board of the Bank, a position he has held since November 2006.  He was formerly Vice Chairman of the Board of the Company and the Board of the Bank since 1990.  He is the senior and business partner of Arthur and Allamong, a general practice law firm with locations in Strasburg and Front Royal, Virginia.  Mr. Arthur has been engaged in the practice of law for over 40 years.  He provides knowledge and experience of general and business legal matters.  He also brings public company Board of Directors experience from service as Vice Chairman of Shenandoah Telecommunications Company.

Dr. Byron A. Brill.  Dr. Brill is Vice Chairman and Secretary of the Board of the Company and Vice Chairman and Secretary of the Board of the Bank.  Dr. Brill has owned and operated a periodontist office in Stephens City, Virginia for over 35 years.  Dr. Brill has also been a member of several community organizations throughout his career, including former Chairman of the United Way of the Northern Shenandoah Valley, District Governor in Virginia of Rotary International, Chairman of the Shenandoah Area Council of the Boy Scouts of America, President and Founding Member of the Community Foundation of the Northern Shenandoah Valley and Chairman of the Belle Grove National Historic Trust.  Dr. Brill is a member of the Compensation Committee.

Elizabeth H. Cottrell.  For over 19 years, Mrs. Cottrell has been owner of RiverwoodWriter, LLC (formerly Riverwood Technologies), a writing/editing and desktop publishing concern in Maurertown, Virginia.  This experience has been enhanced by her activity in the local business community and her leadership positions in several local non-profit organizations.  She has also served as a member of the Shenandoah County School Board and on the Board of Trustees of Randolph-Macon Woman's College.  Mrs. Cottrell is Chair of the Compensation Committee and a member of both the Audit and Compliance Committee and the Nominating and Governance Committee.

Dr. James A. Davis. Dr. Davis is a Senior Conusultant for Academic Search, Inc.  He was formerly President of Shenandoah University located in Winchester, Virginia, a position that he held for over 26 years.  Dr. Davis serves on the Board of National Fruit Product Company, Inc. and is an appointed member of the Virginia Department of Transportation Board representing the Staunton District.  Dr. Davis is a member of the Audit and Compliance Committee, the Nominating and Governance Committee and the Compensation Committee.

Christopher E. French.  Mr. French has served as President and Chief Executive Officer of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia, for over 22 years.  Mr. French is also Chairman of the Board of that company.  As a result of this experience, Mr. French provides public company knowledge to the Board.  Mr. French is the Chairman of the Audit and Compliance Committee.

John K. Marlow.  Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow was the Founding Director of Peoples Bank of Front Royal and a Director of that organization for over 20 years.  Mr. Marlow also has experience as an elected local government official for over 20 years and has extensive experience as a real estate developer.  Mr. Marlow is Chair of the Nominating and Governance Committee and a member of the Audit and Compliance Committee and Compensation Committee.

W. Allen Nicholls.  Mr. Nicholls is President of Nicholls Construction, Inc., a home builder located in Front Royal, Virginia, a position that he has held for over 39 years.  Mr. Nicholls’ experience as a small business owner has been enhanced by his leadership positions in local non-profit organizations.  He is a director on the Board of the Community Foundation of the Northern Shenandoah Valley and also serves as Chairman of the Investment Committee of that organization.

Henry L. Shirkey.  Mr. Shirkey is a customer service representative with Holtzman Oil Corp., a supplier and distributor of petroleum products in Mt. Jackson, Virginia, a position that he has held for over 17 years.  Mr. Shirkey was previously a banker in Shenandoah County with Farmers Bank, Dominion Bank and First Union Bank and was involved in all phases of community bank management for over 30 years until his retirement.  This experience has afforded him broad knowledge and a keen understanding of all aspects of banking.  Mr. Shirkey is a member of the Nominating and Governance Committee.

Gerald F. Smith, Jr. Mr. Smith is the Chairman, Chief Executive Officer and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia.  He has been President for over 18 years and Chairman and CEO since 2003.  In this position, he is responsible for the overall management of a business with over 1,400 employees and revenues exceeding $350 million.  Mr. Smith is also a Certified Public Accountant and has been licensed since 1986.  He has previous experience working for

PricewaterhouseCoopers, a public accounting firm.  Mr. Smith qualifies as an “audit committee financial expert” under SEC guidelines.  Mr. Smith also serves as Vice Chairman of the National Renderers Association and is a Board member of the Fats and Proteins Research Foundation and the North Carolina Renderers Association.  Mr. Smith is a member of the Audit and Compliance Committee.

Harry S. Smith.  Mr. Smith has been a career banker for over 30 years beginning in branch positions and advancing to managerial responsibilities.  This experience has afforded him broad knowledge and a keen understanding of all aspects of banking.  Mr. Smith has served as President and Chief Executive Officer of the Company and the Bank for over 12 years. Prior to that, he had served as Vice President and Secretary of the Company and Executive Vice President, Secretary and Cashier of the Bank since 1985.  Mr. Smith is also a director of the Winchester Medical Center and serves on the Budget and Finance Committee of Valley Health Systems, Inc., a regional healthcare provider.  He is a former Board Chairman, member of the Executive Committee, Audit Committee and Executive Compensation Committee of the Board of Trustees of Shenandoah University.  He is past President and a member of the Handley Board of Trustees, a private endowment supporting public education.  He is the Treasurer and Founding Board Member of the Community Foundation of the Northern Shenandoah Valley.

James R. Wilkins, III.  Mr. Wilkins is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate development and management companies in Winchester, Virginia.  He has been in the real estate development and management business for over 20 years.  Mr. Wilkins’ experience as a small business owner has been enhanced by his leadership positions in local non-profit organizations.  He is a member of the Finance Committee of Frederick County, Virginia.  Mr. Wilkins is a member of the Nominating and Governance Committee.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the company in a safe, sound, and profitable manner. The role of the Board, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the company for the benefit of its shareholders, and to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, and communities.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compliance, Nominating and Governance, and Compensation Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement.  These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Meeting

The Company encourages members of the Board to attend the Annual Meeting of Shareholders.  All but one of the directors attended the 2009 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.  Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation.  The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation plan to support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement, retaining and recruiting executive talent, and creating strong performance aligned with shareholders’ interest.  The Company seeks to achieve these objectives through two key compensation elements, a base salary and a performance-based annual cash bonus.

Recent Legislation and Events

In March 2009, the Company sold a series of its preferred stock to the U.S. Department of Treasury (the “Treasury”) under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) created under the Emergency Economic Stabilization Act of 2008 (the “EESA”).  As a result of this transaction, the Company became subject to certain executive compensation and corporate governance requirements under section 111 of EESA, as implemented by Treasury regulations. Those requirements apply to certain of our executive officers and employees, including Harry S. Smith, M. Shane Bell, Dennis A. Dysart, J. Andrew Hershey and Marshall J. Beverley, Jr. (the “SEOs”). Those requirements include:

▪	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;
▪
Prohibiting the payment or accrual of any bonus payment to Mr. Smith, our most highly compensated employee, except for (i) an award of long-term restricted stock with a value not exceeding one-third of his annual compensation and (ii) a payment contractually required to be paid and to which he had a legally binding right as of February 11, 2009;

▪
Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

▪	Limiting the Company’s tax deduction for compensation paid to any SEO of $500,000 annually.

In addition, the regulations generally require the Compensation Committee to meet at least every six months with the Company’s senior risk officers to evaluate compensation plans to ensure that these plans do not encourage unnecessary and excessive risk taking that threaten the value of the Company, to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

The Compensation Committee believes that its compensation policies are consistent with EESA and the regulations thereunder and has modified its compensation policies and agreements in order to meet these requirements while any CPP assistance is outstanding.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2009 for services rendered to the Company during 2008 and 2009.  These three executive officers are referred to as the named executive officers in this proxy statement.  The named executive officers receive compensation from First Bank, a wholly-owned subsidiary of First National Corporation.  The named executive officers do not receive any compensation from the Company.  Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” on page 15 of this proxy statement.  There were no awards granted under the Performance-Based Compensation Plan in 2009.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Non- Equity Incentive Plan Comp- ensation ($)(1)	All Other Compen-sation ($)(2)	Total ($)
Harry S. Smith President Chief Executive Officer	2009 2008	280,000 278,077	- -	8,956 8,828	288,956 286,905
Dennis A. Dysart Executive Vice President Chief Administrative Officer	2009 2008	165,000 163,558	- -	5,858 6,462	170,858 170,020
M. Shane Bell Executive Vice President Chief Financial Officer	2009 2008	162,500 144,038	- -	7,421 9,201	169,921 153,239

(1)
This column represents bonus amounts earned during 2009 and 2008 under the Company’s performance-based compensation plan for achievements relating to Company and individual performance for the 2009 and 2008 fiscal years, respectively.

(2)
“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums and club dues paid on their behalf.

Performance-Based Compensation Plan

The Company’s Performance-Based Compensation Plan was suspended for 2009.  However, when it is an active part of overall compensation, the annual bonus process for named executive officers involves four basic steps.

•	At the outset of the year:

(1)	Set overall Company performance goals for the year;
(2)	Set individual performance measures for the year; and
(3)	Set a target bonus for each individual.

•	After the end of the year:

(4)
Measure actual performance (individual and Company-wide) against the Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

Under the Performance-Based Compensation Plan, the Board reserves the right to withhold or adjust individual awards provided that the Board notifies the executive officer, in writing, within a reasonable period of time following the decision to withhold.  In addition, unless the Board deems otherwise, awards will not be paid if minimum profitability levels and regulatory ratings are not obtained.  The Board has not exercised its discretion to withhold bonus payments in the past.

At the beginning of 2009, the Compensation Committee suspended bonus payments under the Performance-Based Compensation Plan for 2009.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Harry S. Smith, Dennis A. Dysart and M. Shane Bell.  These contracts were amended December 1, 2008.  The contract with Harry S. Smith provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $270,000.  The contracts with Dennis A. Dysart and M. Shane Bell provide for their services in senior management or executive capacities at initial base annual salaries of $157,500 and $140,000, respectively.

Material terms of these agreements included prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without Cause or in the event of a change of control, and an agreement not to compete with the Company.  On March 13, 2009, the agreements were amended to (1) prohibit any payment to these employees for departure from the Company for any reason, except payment for services or benefits accrued and (2) to eliminate the agreement not to compete with the Company.  Both of these amendments are effective while any Capital Purchase Program assistance is outstanding.  The prohibition of payments for departure from the Company was required to comply with Treasury requirements under the Capital Purchase Program.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan for all full-time employees over 21 years of age with at least one year of credited service.  Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service.  The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees.  All employees who are age nineteen or older are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2009.

Potential Payments Upon Termination or Change of Control

Each employment contract with a named executive officer is for a rolling two-year term, and the executive officer is eligible for base salary increases and bonuses as determined by the Board.  The officer’s employment may be terminated by the Company with or without cause.  If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract.  If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended.  The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments Upon Termination or Change of Control

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause within 12 months post Change of Control ($)(2)
Harry S. Smith	560,000	837,200
Dennis A. Dysart	330,000	493,350
M. Shane Bell	360,000	538,200

(1)
Mr. Smith, Mr. Dysart and Mr. Bell would have received the payments from the Company shown in the above table for termination of employment between March 1, 2009 and February 28, 2010 for Good Reason or without Cause.  Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

(2)
Mr. Smith, Mr. Dysart and Mr. Bell would have received the payments from the Company shown above for termination of employment between March 1, 2009 and February 28, 2010 for Good Reason or without Cause within 12 months post Change of Control.  Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

Each named executive officer may also elect to receive pension benefits, which the Company makes available generally to all full-time employees, upon the termination of employment for any reason.

The severance and change in control payments disclosed above have been limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in the Treasury’s Capital Purchase Program.  These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding.  For further discussion, see “Recent Legislation and Events.”

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any stock-based incentive plans.  In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2009.

Director Compensation

The following table provides information about the components of director compensation for the year ended December 31, 2009.

Director Compensation

Name	Fees Earned ($) (1)	All Other Compensation ($)(2)	Total ($)
Douglas C. Arthur	22,200	-	22,200
Byron A. Brill	21,000	-	21,000
Elizabeth H. Cottrell	20,400	-	20,400
James A. Davis	20,400	-	20,400
Christopher E. French	20,400	-	20,400
John K. Marlow	20,400	21,790	42,190
W. Allen Nicholls	20,400	-	20,400
Henry L. Shirkey	20,400	-	20,400
Gerald F. Smith, Jr.	20,400	11,462	31,862
James R. Wilkins, III	20,400	7,094	27,494

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.
(2)
Amounts represent life insurance premiums paid by the Bank pursuant to the director’s Split Dollar Life Insurance Plan.  The policies are owned by the Bank and the premium payments are expected to be recovered by the Bank under the Split Dollar Life Insurance Plan.  Directors have designated beneficiaries that are entitled to a potential death benefit totaling $100,000.

Non-employee directors receive a retainer fee of $1,700 per month.  They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $150 per month, and the Vice Chairman of the Board receives an additional retainer fee of $50 per month. Harry S. Smith, President and Chief Executive Officer of the Company, does not receive fees for his service on the Board.

In 1999, the Bank adopted a Director Split Dollar Life Insurance Plan (the “Plan”).  The Plan currently provides life insurance coverage to 10 non-employee directors of the Bank, all of whom are also directors of the Company.  Harry S. Smith does not currently participate in the Plan. The Bank owns the policies and is entitled to all values and proceeds.  The Plan provides retirement benefits and the payment of benefits at the death of the insured director.  Payments of benefits at the death of the insured director will be split between the Bank and the director’s beneficiary.  The amount of benefits will be determined by the performance of the policies over each director’s life.  During the year ended December 31, 2009, the Bank paid premiums in an aggregate amount of $40,346 for the benefit of directors under the Plan.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank.  No loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features.  None of the loans are non-accrual, past-due, restricted or considered potential problem loans.  All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank.  The balances of loans to directors, executive officers and their associates totaled $11,059,612 at December 31, 2009 or 20.2% of the Company’s equity at that date.

The Company has adopted a formal written policy that covers the review and approval of related person transactions by the Board.  The Board reviews all such transactions that are proposed to it for approval.  During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information.  Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

PROPOSAL TWO:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 1, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “AARA”) into law.  The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) Capital Purchase Program to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP Capital Purchase Program funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal.  Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors.  The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation agreements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO – NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

AUDIT-RELATED MATTERS

Audit and Compliance Committee Report

The Audit and Compliance Committee is comprised of five directors, each of whom is independent within the meaning of the listing standards of NASDAQ.  The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors.  The Audit and Compliance Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

▪	Establishing and maintaining the Company’s internal controls over financial reporting;
▪	The preparation, presentation and integrity of the Company’s consolidated financial statements; and
▪	Compliance with laws, rules and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

▪	Performing an independent audit of the Company’s consolidated financial statements.

The Audit and Compliance Committee is responsible for the oversight of the Company’s:

▪	Accounting and financial reporting processes;
▪	Internal controls over financial reporting; and
▪
The appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit and Compliance Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit and Compliance Committee that the Company’s consolidated financial statements for the year ended December 31, 2009 were prepared in accordance with U.S. generally accepted accounting principles.  The Audit and Compliance Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements.

The Audit and Compliance Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), as modified and supplemented.  The Audit and Compliance Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit and Compliance Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit and Compliance Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit and Compliance Committee, the Audit and Compliance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.  By recommending that the audited consolidated financial statements be so included, the Audit and Compliance Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit and Compliance Committee:

Christopher E. French (Chair)
Elizabeth H. Cottrell
James A. Davis
John K. Marlow
Gerald F. Smith, Jr.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit and Compliance Committee Charter provides for pre-approval of the auditor’s fees and is available in the Investor Relations section of the Company’s website at www.therespowerinone.com.  As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter.  The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit.  It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $57,950 for 2009 and $55,600 for 2008.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2009 and 2008 were $68,401 and $56,700.  These services included Information Technology systems audits, ACH agreed-upon procedures, the Trust and Asset Management Department examination, Employee Benefit Plan audits  and pre-approved consultation concerning management’s assessment of internal controls over financial reporting, financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2009 and 2008.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 and 2008 were $8,100 and $7,700, respectively. During 2009 and 2008, these services included preparation of federal and state income tax returns.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2009 and 2008.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as our independent registered public accounting firm for the year ended December 31, 2009, and has been appointed by our Audit and Compliance Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.”  Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal.  Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2011 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 16, 2010, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.  The Company presently anticipates holding the 2011 Annual Meeting of Shareholders on May 10, 2011.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process.  For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 10, 2011 for the 2011 Annual Meeting of Shareholders, the Company must receive such notice no later than March 11, 2011 and no earlier than February 9, 2011.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters regarding the shareholder giving the notice.  Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2009 accompanies this Proxy Statement.  Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below.  The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2009 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act.  Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.  The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q are not part of the proxy solicitation materials.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

[FORM OF PROXY]

REVOCABLE PROXY
FIRST NATIONAL CORPORATION FXNC–BB
PROXY FOR MEETING OF SHAREHOLDERS

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	1. The election as directors of all nominees listed (except as marked to the contrary below): The Board of Directors recommends a vote “FOR” the nominees listed below.	FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐

ANNUAL MEETING OF SHAREHOLDERS May 11, 2010	DIRECTORS Douglas C. Arthur Byron A. Brill Elizabeth H. Cottrell James A. Davis	Christopher E. French John K. Marlow W. Allen Nicholls Henry L. Shirkey	Gerald F. Smith, Jr. Harry S. Smith James R. Wilkins, III

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  The undersigned hereby constitutes Byron A. Brill, W. Allen Nicholls and Elizabeth H. Cottrell or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 19, 2010 at the Called Meeting of Shareholders to be held at the Millwood Station, 252 Costello Drive, Winchester, Virginia on May 11, 2010 at 11:00 a.m., or any adjournment thereof, for the following purposes

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2.  Approval of the following non-binding resolution:                   FOR                    AGAINST              ABSTAIN
RESOLVED, that the shareholders approve the compensation
of executive officers as disclosed in the proxy statement                 ☐                            ☐                         ☐
pursuant to the Rules of the Securities and Exchange
Commission.

The Board of Directors recommends a vote “FOR”
Proposal 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1, ITEM 2 AND ITEM 3 AND ON OTHER MATTERS BY THE PROXY AGENTS IN ACCORDANCE WITH THEIR BEST JUDGMENT.
3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2010. The Board of Directors recommends a vote “FOR” Proposal 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date this proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ☐

                 Shareholder sign above                                                                                                                                      Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST NATIONAL CORPORATION FXNC-BB
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE – PAID ENVELOPE.

Please sign exactly as your name appears on this card.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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